DOCID053137-0197-08316-NY01.2084211.32



                          LEHMAN BROTHERS HOLDINGS INC.

                           NASDAQ-100 INDEX(R) SUNSSM

    109% Minimum Redemption Stock Upside Note SecuritiesSM Due April 26, 2004

Number R-2                                                         $20,000,000
                                                             CUSIP 524908 DC 1

See Reverse for Certain Definitions

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, HEREBY PROMISES TO PAY to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, on April 26, 2004, or if a Market Disruption Event occurs, five Business Days after the Payment Determination Date (the "Stated Maturity"), in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to the greater of (a) $1,090 and (b) the Alternative Redemption Amount (the "Maturity Payment Amount").

         Any amount payable at Stated Maturity hereon will be paid only upon presentation and surrender of this Security.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

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         "Nasdaq-100", "Nasdaq-100 Index", and "Nasdaq" are trade or service marks of The Nasdaq Stock Market, Inc. (together with its affiliates, the "Nasdaq Corporations") and are licensed for use by the Company. This Security has not been passed on by the Nasdaq Corporations as to its legality or suitability. This Security is not issued, endorsed, sold, or promoted by the Nasdaq Corporations. THE NASDAQ CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THIS SECURITY.

         "SUNSSM" and "Stock Upside Note SecuritiesSM" are service marks of Lehman Brothers Inc.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:  May 2, 2001                        LEHMAN BROTHERS HOLDINGS INC.


                                           By:      /s/ Oliver Budde
                                                    Name:  Oliver Budde
                                                    Title: Vice President

                                           Attest:  /s/ Cindy Gregoire
                                                    Name:  Cindy Gregoire
                                                    Title: Assistant Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  May 2, 2001
CITIBANK, N.A.
  as Trustee


By:      /s/ Wafaa Orfy
         Name: Wafaa Orfy
         Title: Authorized Signatory

                              (Reverse of Security)

         This Security is one of a duly authorized series of Securities of the Company designated as NASDAQ-100 INDEX(R) SUNSSM, 109% Minimum Redemption Stock Upside Note SecuritiesSM Due April 26, 2004 (herein called the "Securities"). This Security will form a single series with the $30,000,000 aggregate principal amount of NASDAQ-100 INDEX(R) SUNSSM, 109% Minimum Redemption Stock Upside Note SecuritiesSM Due April 26, 2004 that the Company issued on April 26, 2001. The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the Securities; provided that no additional notes can be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

         The Alternative Redemption Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

         All percentages resulting from any calculation with respect to the Securities will be rounded at the Calculation Agent's discretion.

         The Trustee shall fully rely on the determination by the Calculation Agent of the Maturity Payment Amount and shall have no duty to make any such determination.

         This Security is not subject to any sinking fund and is not redeemable prior to its Stated Maturity.

         If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity and the date five Business Days prior thereto was the Payment Determination Date.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-?% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest therein payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right

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to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any or the principal of, or premium if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

         The Securities are issuable in denominations of $1,000 and any integral multiples of $1,000.

         The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

         No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of

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this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Set forth below are definitions of the terms used in this Security.

         "AMEX" shall mean the American Stock Exchange.

         "Alternative Redemption Amount" shall mean, with respect to each $1,000 principal amount of Securities, the sum of (i) $1,000 and (ii) the Equity Return.

         "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE or Nasdaq is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

         "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of May 2, 2001, between the Company and the Calculation Agent, as amended from time to time.

         "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

         "Capped Quarterly Return" for any Reset Period shall mean the lesser of:

                  (x)      ending index level - starting index level;  and
                           -----------------------------------------
                                           starting index level

                  (y)      9%,

         where (i) the starting index level for the first Reset Period equals 1953.28 and the starting index level on any Reset Date equals the ending index level for the Reset Period ending on that Reset Date and
         (ii) the ending index level for any Reset Period is the Closing Level on the Reset Date at the end of that Reset Period or, in the case of the last Reset Period, on the fifth Business Day prior to the Stated Maturity.

         "Close of Trading" shall mean 4:00 p.m., New York City time.

         "Closing Level" shall mean the last reported level of the Index or the Successor Index, as the case may be, at 4:00 p.m., New York City time, as reported by Nasdaq or the publisher of the Successor Index, as the case may be.

         "Equity Return" shall mean the product of (i) $1,000 and (ii) the sum of the Capped Quarterly Returns for twelve Reset Periods.

         "Index" shall mean the Nasdaq-100 Index(R), as calculated by Nasdaq.

         "Market Disruption Event", on any day, shall mean any of the following events as determined by the Calculation Agent:

                  (i) A suspension, absence or material limitation of trading in 20% of more of the underlying stocks which then comprise the Index or any Successor Index, as the case may be, has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading on the primary organized U.S. exchange or trading system on which such stocks are traded or, in the case of a common stock not listed or quoted in the United States, on the primary exchange, trading system or market for that security. Limitations on trading during significant market fluctuations imposed pursuant to the rules of any primary organized U.S. exchange or trading system similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, trading system, or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent), may be considered material. Notwithstanding the first sentence of this paragraph, a Market Disruption Event for a security traded on a bulletin board means a suspension, absence or material limitation of trading of that security for more than two hours or during the one hour period preceding 4:00 p.m., New York City time.

                  (ii) A suspension, absence or material limitation has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading in options contracts related to the Index or any Successor Index, as the case may be, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which such options contracts are traded or otherwise.

                  (iii) Information is unavailable on that date, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the Close of Trading, of accurate price, volume or related information in respect of 20% or more of the underlying stocks which then comprise the Index or any Successor Index, as the case may be, or in respect of options contracts related to the Index or any Successor Index, as the case may be, in each case traded on any major U.S. exchange or trading system or in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market.

         For purposes of determining whether a Market Disruption Event has occurred:

                  (i) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market;

                  (ii) any suspension in trading in an options contract on the Index or any Successor Index, as the case may be, by a major securities exchange, trading system or market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask

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         quotes relating to those contracts, shall constitute a Market Disruption Event notwithstanding that the suspension or material limitation is less than two hours;

                  (iii) a suspension or material limitation on an exchange, trading system or in a market shall include a suspension or material limitation of trading by one class of investors provided that the suspension continues for more than two hours of trading or during the last one-half hour period preceding the Close of Trading on the relevant exchange, trading system or market but shall not include any time when the relevant exchange, trading system or market is closed for trading as part of that exchange's, trading system's or market's regularly scheduled business hours; and

                  (iv)     "Trading systems" include bulletin board services.

         "Nasdaq" shall mean The Nasdaq Stock Market, Inc.
         "NYSE" shall mean the New York Stock Exchange.

         "Payment Determination Date" shall mean the fifth Business Day prior to the Stated Maturity.

         "Reset Dates" shall mean January 19, April 19, July 19 and October 19 of each year, beginning July 19, 2001, or if any such day is not a Business Day, the next Business Day.
         "Reset Periods" shall mean the periods (i) from and including April 19, 2001 to and including the first Reset Date, (ii) from and including one Reset Date to and including the next succeeding Reset Date and (iii) from and including the last Reset Date to and including the fifth Business Day prior to the Stated Maturity.

         "Stated Maturity" shall mean April 26, 2004, or (i) if April 26, 2004 is not a Business Day, the next Business Day, or (ii) if a Market Disruption Event occurs on April 26, 2004, the first Business Day after April 26, 2004 on which a Market Disruption Event does not occur.

         "Successor Index" shall mean such substitute index as the Calculation Agent may select pursuant to the Calculation Agency Agreement upon discontinuance of the Index.

         All terms used but not defined in this Security are used herein as defined in the Indenture.

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                  The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -as tenants in common    UNIF GIFT MIN ACT - ________ Custodian ________
                                                    (Cust)              (Minor)
TEN ENT -as tenants by the entireties      under Uniform Gifts to Minors
JT TEN  -as joint tenants with right of    Act _________________________
         Survivorship and not as                    (State)
         tenants in common

     Additional abbreviations may also be used though not in the above list.

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   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



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(Name and Address of Assignee, including zip code, must be printed or typewritten.)

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the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

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to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         Dated:

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         NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:





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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.